FORM 8-K/A
                                 CURRENT REPORT




                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                 ---------------------------------------------



         Date of Report (Date of earliest event reported): July 1, 1996



                              KEY TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



            Oregon                          0-21820              93-0822509
- -------------------------------    ------------------------ --------------------
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)





                 150 Avery Street, Walla Walla, Washington 99362
- -------------------------------------------------------------------------------
                    (Address of principal executive offices)



                                 (509) 529-2161
- -------------------------------------------------------------------------------
                               (Telephone number)



                                       N/A
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

     Effective  July 1, 1996,  Key  Technology,  Inc. (the  "Company")  acquired
Suplusco Holding B.V. ("Suplusco"), and its wholly-owned subsidiary Superior B.V. ("Superior"), both located in Beusichem, The Netherlands. Superior is a manufacturer of vibratory conveying equipment. The acquisition includes all Superior operations. Superior will continue to operate as a separate subsidiary of the Company led by its existing management team, and its 25 employees will be retained.

     The acquisition occurred pursuant to a Stock Purchase Agreement dated as of July 1, 1996 (the "Stock Purchase Agreement") among the Company; Suplusco; and R.C. van Beem, W.J. Arentsen, and W. de Haan (the "Suplusco Shareholders"), who indirectly owned all of the outstanding stock of Suplusco. The assets acquired include a building, inventory, machinery, equipment and other operating assets. The Suplusco Shareholders also agreed not to compete with the Company or its subsidiaries for two years following termination of their employment with Superior.

     The purchase price for the stock was 5,200,000 guilders (U.S. $3.0 million), which includes certain deferred payments to be paid over three years as provided in the Stock Purchase Agreement. At closing, the Company also paid certain debts of Suplusco in the aggregate amount of 1,635,000 guilders (U.S. $950,000). The portion of the purchase price paid at closing, which was determined by negotiation between the Company and the Suplusco Shareholders, was paid in cash from operating capital of the Company.

     The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the copy of same attached as Exhibit 2.1 to the Form 8-K filed on July 16, 1996.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     The audited financial statements of the business acquired are stated in Dutch guilders which is the functional currency of the business acquired.

     (a)  Financial Statements of Business Acquired.

          Audited Financial Statements of Suplusco Holding B.V. as of, and for the period ended, June 30, 1996 together with auditor's report.

     (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 for Key Technology, Inc. and Suplusco Holding B.V.

          Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 for Key Technology, Inc. and Suplusco Holding B.V.

          Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended June 30, 1996 for Key Technology, Inc. and Suplusco Holding B.V.

          Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended June 30, 1996 for Key Technology, Inc. and Suplusco Holding B.V.

          Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended September 30, 1995 for Key Technology, Inc. and Suplusco Holding B.V.

          Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended September 30, 1995 for Key Technology, Inc. and Suplusco Holding B.V.

     (c)  Exhibits.

     2.1(1) Stock  Purchase  Agreement,  dated  as of July 1,  1996,  among  the
          Company and the selling stockholders (omitting all schedules and exhibits(2))

     23 Consent of Deloitte & Touche, Registered Accountants, Enschede, Netherlands

     99   Press Release

- -----------------------------------
(1)  Exhibit 2.1 to Form 8-K filed on July 16, 1996
(2) A list of all schedules and exhibits is provided with the Stock Purchase Agreement. The undersigned Registrant hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Stock Purchase Agreement upon request.

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
SIGNATURES
- --------------------------------------------------------------------------------


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   KEY TECHNOLOGY, INC.


                                   /s/ Steven D. Evans
Date:  September 13, 1996          ---------------------------------------------
                                   Steven D. Evans,
                                   Vice President of Finance and Administration
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

Item 7(a)

          Financial Statements of Business Acquired

                    REPORT

                    issued to the
                    management board of

                    Suplusco Holding B.V.
                    at Beusichem

                    Annual report 1995/1996
                    (concerning the period
                    July 1, 1995 up to and
                    including June 30, 1996)

                    August 20, 1996

CONTENTS
- --------

                                                                           Page

REPORT ON FINANCIAL STATEMENTS                                               3
Scope of engagement                                                          4
General information                                                          5
Fiscal position                                                              6

ANNUAL REPORT 1995/1996                                                      8


Financial statements                                                         9

     Consolidated balance sheet as at June 30, 1996                         10
     Consolidated profit and loss account for the period
       July 1, 1995 up to and including June 30, 1996                       12
     Notes to the consolidated balance sheet and the
       consolidated profit and loss account                                 13
     Company balance sheet as at June 30, 1996                              29
     Company profit and loss account for the period
       July 1, 1995 up to and including June 30, 1996                       31
     Notes to the company balance sheet and the company
        profit and loss account                                             32

Additional information                                                      39

     Auditors' report                                                       39
     Proposed profit allocation for the period
       July 1, 1995 up to and including June 30, 1996                       39
     Incorporation results                                                  39

                         REPORT ON FINANCIAL STATEMENTS

To the management board of
Suplusco Holding B.V.
Beyerdstraat 14
4112 NE  BEUSICHEM

August 20, 1996                 R.G.H. Muntel                  De/Mu/AW/4480-95


Annual report 1995/1996                                         2.857.800/6/1/4


SCOPE OF ENGAGEMENT
- -------------------

In accordance with our engagement we have audited the financial statements of Suplusco Holding B.V. at Beusichem for the year ended June 30, 1996. These financial statements are included, together with the management board's report and the additional information in the annual report 1995/1996. The auditors' report has been included under "Additional information".

GENERAL INFORMATION
- -------------------

At July 1, 1996 the shares from Suplusco Holding B.V. and her 100% subsidiary Superior B.V. are sold from Robs-Roiz B.V., Arentsen B.V. and Hagrocom B.V. to Key Technology Inc. in Oregon U.S.A. Suplusco Holding B.V. and Superior B.V. will continue to operate as a separate division of Key Technology Inc. led by her existing management team.

Profit allocation
- -----------------

Anticipating on the decision in the meeting of shareholders, the profit of the year Dfl. 896.707 (after taxation) has been transferred to the general reserve.

FISCAL POSITION
- ---------------

Starting from July 1, 1995 Suplusco Holding B.V. and Superior B.V. are forming a fiscal unit. The taxable amount for the year 1995/1996 has been calculated as follows:



                                                            ----------------
                                                                        Dfl.

Profit before taxation                                             1.401.005
Extraordinary result before taxation                                 102.098
Depreciation goodwill                                                240.000
                                                            ----------------

                                                                   1.743.103
Compensation with losses previous year
  Suplusco Holding B.V.
                                                                     -39.579
                                                            ----------------

                                                                   1.703.524

Less: investment premiums                                              5.925
Add : non deductible costs                                            24.970
                                                            ----------------

Taxable amount                                                     1.722.569
                                                            ================




                                                            ----------------
Corporate Income Tax 1995/1996:                                         Dfl.

38,5% from Dfl   100.000                                              38.500
  35% from Dfl 1.622.560                                             567.896
           -------------                                    ----------------

           Dfl 1.722.560                                             606.396
           =============                                    ================

                                                            ----------------
                                                                        Dfl.
Tax liability as at June 30, 1996
- ---------------------------------

Per June 30, 1996 Dfl. 1.652.706 has to be paid.

The specification is as follows:

Corporate income tax 1994/1995                                     1.046.310
Corporate income tax 1995/1996                                       606.396
                                                            ----------------

                                                                   1.652.706
                                                            ================


We are eager prepared to procure any further information.


Yours faithfully




J.J.M. Dekker RA

                                   ANNUAL REPORT 1995/1996
                                   (inserted on pages 8 up to and
                                   including 40)

                                   - Financial statements
                                   - Additional information

                                   FINANCIAL STATEMENTS
                                   (inserted on pages 9 up to and
                                   including 38)

                                   - Consolidated Balance Sheet
                                   - Consolidated Profit and loss account
                                   - Notes to the consolidated balance sheet
                                       and consolidated profit and loss account
                                   - Company balance sheet
                                   - Company profit and loss account
                                   - Notes to the company balance sheet
                                       and company profit and loss account

Consolidated balance sheet as at June 30, 1996



                                   June 30, 1996            June 30, 1995
                                   -------------            -------------
                                            Dfl.                     Dfl.
ASSETS

Fixed assets

Intangible fixed assets                  909.667                1.154.000

Tangible fixed assets                  2.104.395                2.205.192


Current assets

Inventories and work in progress
                                       1.376.070                  996.689


Accounts receivable
  Trade debtors              1.349.241                1.472.509
  Taxes                         68.197                   68.067
  Other accounts receivable    112.823                   60.259
                         -------------            -------------
                                       1.530.261                1.600.835

Cash                                     577.709                  300.080



                                   -------------            -------------

Total                                  6.498.102                6.256.796
                                   =============            =============

                                   June 30, 1996            June 30, 1995
                                   -------------            -------------
                                            Dfl.                     Dfl.

LIABILITIES

Shareholders' equity

Group capital                          1.222.484                  325.777


Provisions

Provisions of warranty                         -                        -


Long term debts

T.O.P. Beheer B.V.
  subordinated loan          1.285.000                1.285.000
A. Murre Investments B.V.
  subordinated loan            175.000                  250.000
W.P. de Pundert Investments
  B.V. subordinated loan       175.000                  250.000
Bank voor Zeeland N.V. loan    825.000                  900.000
                         -------------            -------------
                                         2.460.000                2.685.000

Short term debts and accrued
  liabilities

Customer down payments         437.164                  780.880
Bank voor Zeeland N.V.
  current accounts               2.739                  310.986
Trade creditors                547.225                  739.844
Taxes and social securities  1.667.730                1.110.507
Other accrued liabilities      160.760                  303.802
                         -------------            -------------
                                         2.815.618                3.246.019
                                   ---------------          ---------------

                                         6.498.102                6.256.796
                                   ===============          ===============

Consolidated profit and loss account for the period July 1, 1995 up to and including June 30, 1996

                                          July 1, 1995         November 26, 1993
                                       - June 30, 1996           - June 30, 1995
                                     -----------------         -----------------
                                                  Dfl.                      Dfl.

Turnover                      6.855.851               10.472.535
Cost of sales                 2.253.899                4.332.748
                             ----------               ----------

Gross margin                                4.601.952                  6.139.787

Wages and salaries            1.249.832                1.580.941
Social charges                  158.167                  148.516
Depreciation of intangible
  and tangible
  fixed assets                  378.044                  247.893
Other company costs           1.222.331                2.186.208
                             ----------               ----------

Total costs                                 3.008.374                  4.163.558
                                           ----------                 ----------

Operating result                            1.593.578                  1.976.229
Financial result                             -192.573                    -73.352
                                           ----------                 ----------

Result from ordinary activities
  before taxation                           1.401.005                  1.902.877

Corporate income tax on results from
ordinary-activities
                                              570.662                    712.336
                                           ----------                 ----------

Result from ordinary activities
  after taxation                              830.343                  1.190.541

Extraordinary results            102.098                     954.210
Corporate income tax on
  extraordinary results          -35.734                    -333.974
                              ----------                  ----------

Extraordinary results
  after taxation                              66.364                     620.236
                                          ----------                  ----------

Net group profit after tax                   896.707                   1.810.777

Minus part of third parties
 (take-over) Superior B.V.                         -                  -1.735.000
                                          ----------                  ----------

Net profit after tax                         896.707                      75.777
                                          ==========                  ==========

Notes to the consolidated balance sheet and the consolidated profit and loss account


GENERAL
- -------

Activities
- ----------

The activities of Suplusco Holding B.V. and her 100% subsidiary Superior B.V. consist primarily of designing and manufacturing of vibratory equipment for application in food and non-food industries.

Group structure
- ---------------

The consolidation includes Suplusco Holding B.V. and her 100% subsidiary Superior B.V. at Beusichem.


CONSOLIDATION PRINCIPLES
- ------------------------

Financial information relating to subsidiaries within the Group is included in the consolidated financial statements of Suplusco Holding B.V. The consolidated financial statements have been prepared in accordance with the group's accounting principles regarding valuation and profit recognition. Financial information relating to the group companies is included in the consolidated financial statements; intercompany relationships and transactions are eliminated. Minority interests in equity and results of group companies are separately disclosed in the consolidated financial statements.


ACCOUNTING PRINCIPLES-GENERAL
- -----------------------------

The financial statements are prepared under the historical cost convention. Unless stated otherwise assets and liabilities are stated at face value. Income and expenses are accounted for on accrual basis. Profit is only included when realised. Losses and risks originating before the end of the financial year are taken into account if they have become known before preparation of the financial statements.


TRANSLATION OF FOREIGN CURRENCY
- -------------------------------

Monetary assets and liabilities denominated in foreign currency are translated at the exchange rates prevailing at balance sheet date, unless the exchange risk is hedged. In these latter cases amounts are translated at contract rates.

Transactions in foreign currency during the financial year are included in the financial statements at average rate. Exchange differences resulting are taken to the profit and loss account.


PRINCIPLES FOR THE VALUATION OF ASSETS AND LIABILITIES
- ------------------------------------------------------

Intangible fixed assets
- -----------------------

Intangible fixed assets are stated at cost less accumulated amortisation. Amortisation is charged as a percentage of cost, as specified more detailed in notes to the balance sheet.

Tangible fixed assets
- ---------------------

Tangible fixed assets are stated at purchase of production price less accumulated depreciation. Deprecation is based on the estimated useful live and calculated as a fixed percentage of cost, taking into account any residual value. Depreciation is provided from the date an asset comes into use.

Inventories and work in progress
- --------------------------------

Inventories of raw materials and auxiliaries are valued at cost.
Work in progress is valued at cost less a provision for any foreseeable losses as of balance sheet date. Production cost includes the direct materials used, direct wages, machine costs and other direct production costs and production overhead.

Accounts receivable
- -------------------

Accounts receivable are included at face value, less provisions for doubtful accounts.

Provisions
- ----------

The provision for warranty obligations has been provisionally included as a P.M. item.

PRINCIPLES FOR DETERMINATION OF RESULTS
- ---------------------------------------

Net turnover
- ------------

Turnover represents amounts invoiced for equipment and services supplied net of discounts and VAT.

Taxes
- -----

Taxes on profits are calculated at the applicable rate on the profits for the financial year, taking into account permanent differences between profits calculated for accounting and taxation purposes.

Extraordinary income and expense
- --------------------------------

Extraordinary income and expense arise from events which are outside normal operating activities an which are of a non-recurring nature.

NOTES TO THE SPECIFIC ITEMS ON THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED PROFIT AND LOSS ACCOUNT AND OTHER DISCLOSURES



CONSOLIDATED BALANCE SHEET


Intangible fixed assets
- -----------------------
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
                                                  Dfl.               Dfl.

Take-over price March 29, 1995                       -          1.220.000
Book value July 1.                           1.154.000                  -
Depreciation: 20% per year                    -244.333            -66.000
                                         -------------      -------------

                                               909.667          1.154.000
                                         =============      =============





Tangible fixed assets
- ---------------------
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
Machines and installation:                        Dfl.               Dfl.

Purchase price March 29, 1995                        -          2.306.853
Book value July 1.                           2.205.192                  -
Investments                                     32.914             88.177
Desinvestments                                       -             -7.945
                                         -------------      -------------

                                             2.238.106          2.387.085
Less: depreciations                           -133.711           -181.893
                                         -------------      -------------

Book value June 30.                          2.104.395          2.205.192
                                         =============      =============


                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
                                                  Dfl.               Dfl.

Cumulative deprecations per June 30.           315.604            181.893
                                         =============      =============

Inventories and work in progress
- --------------------------------
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
                                                  Dfl.               Dfl.

Inventories                                    940.760            570.000
Work in progress                               435.310            426.689
                                         -------------      -------------

Balance                                      1.376.070            996.689
                                         =============      =============




Accounts receivable
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
Trade debtors:                                    Dfl.               Dfl.

Receivable accounts                          1.367.764          1.542.509
Provision for bad and doubtful debts           -18.523            -70.000
                                         -------------      -------------

                                             1.349.241          1.472.509
                                         =============      =============


                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
Taxes:                                            Dfl.               Dfl.

V.A.T.                                          68.197             68.067
                                         =============      =============


                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
Prepayments and other accounts receivable:        Dfl.               Dfl.

Prepayments                                        563             13.588
Prepayment KSK (J. Kuhnen)                     100.000                  -
Advances to staff                                2.214                771
Amounts to be invoiced                               -             45.900
Other accounts receivable                       10.046                  -
                                         -------------      -------------

                                               112.823             60.259
                                         =============      =============

Cash
- ----
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
                                                  Dfl.               Dfl.

Bank voor Zeeland N.V. current account
  (Suplusco)                                     3.741                  -
Bank voor Zeeland N.V. current account         493.125            285.045
Bank voor Zeeland N.V. current account
  (Suisse France)                               70.643                  -
Rabobank B.A. current account                    7.032              7.749
Suspense account                                     -              4.624
Cash assets:
- - Dutch guilders                                 1.685                587
- - Foreign currency                               1.483              2.075
                                         -------------      -------------

                                               577.709            300.080
                                         =============      =============




Shareholders' equity
- --------------------
                                         June 30, 1996      June 30, 1995
                                         -------------      -------------
                                                  Dfl.               Dfl.

Deposited and demanded capital                  61.000             61.000
Share premium reserve                          189.000            189.000
General reserve                                972.484             75.777
                                         -------------      -------------

                                             1.222.484            325.777
                                         =============      =============

For further explanation see the notes to the balance sheet of Suplusco Holding B.V. on page 35.


Provisions
- ----------
                                                            June 30, 1996
                                                            -------------
                                                                     Dfl.

Warranty provision                                                   p.m.
                                                            =============

In principle all deliveries are given a warranty of half a year. Because we do not dispose of sufficient data about how the warranty claims develop at the procedures of Superior B.V. to quantify the warranty provision, this is included as a p.m. item.

Long term debts
- ---------------
                                             1995/1996           1994/1995
                                             ---------           ---------
T.O.P. Beheer B.V. subordinated loan:             Dfl.                Dfl.

Withdrawal per March 29, 1995                                    1.285.000
Balance per July 1, 1995                     1.285.000                   -
Repayments                                           -                   -
                                             ---------           ---------

Owed per June 30, 1996                       1.285.000           1.285.000
                                             =========           =========

The interest percentage is 5%.


                                             1995/1996           1994/1995
                                             ---------           ---------
A. Murre Investments B.V. subordinated loan:      Dfl.                Dfl.

Withdrawal per March 29, 1995                        -             250.000
Balance per July 1, 1995                       250.000                   -
Repayments                                      75.000                   -
                                             ---------           ---------

Owed per June 30, 1996                         175.000             250.000
                                             =========           =========

The interest percentage is 5%.


                                             1995/1996           1994/1995
                                             ---------           ---------
W.P. de Pundert Investments B.V.                  Dfl.                Dfl.
  subordinated loan:

Withdrawal per March 29, 1995                        -             250.000
Balance per July 1, 1995                       250.000                   -
Repayments                                      75.000                   -
                                             ---------           ---------

Owed per June 30, 1996                         175.000             250.000
                                             =========           =========

The interest percentage is 5%.

The security for the loans is the following: the right of second mortgage on the building with ground at the Beyerdstraat 14 at Beusichem.

                                             1995/1996           1994/1995
                                             ---------           ---------
Bank voor Zeeland N.V. loan (withdrawn money):    Dfl.                Dfl.

Withdrawal per March 29, 1995                        -             900.000
Balance per July 1, 1995                       900.000                   -
Repayments for the year 1996/1997
  (to short term debts)
                                                75.000                   -
                                             ---------           ---------

Owed per June 30, 1996                         825.000             900.000
                                             =========           =========

The interest percentage is 8,5%.

Securities:

1. the right of the first mortgage of the total amount of Dfl. 1.300.000 on the building at the Beyerdstraat 14 at Beusichem;
2. pledging from the rights of rent agreements in relation to the mortgaged building;
3.  pledging of the shares of Superior B.V.;
4.  suretyship of mr. R.C. van Beem Dfl. 125.000;
5.  suretyship of mr. W. de Haan Dfl. 25.000;
6.  suretyship of mr. W.J.  Arentsen Dfl. 25.000;
7. subordination of the loans accommodated by Triumfus Onion Products Beheer B.V., W.P. de Pundert Investments B.V. and A. Murre Investments B.V..
8. pledging of the accounts receivable and receivables from the work in progress;
9.  right of lien of the operating assets and materials;
10. right of lien of the rights of the credit insurance.

On July 1. 1996 the securities 4. till 7. are released in relation to the sell of the shares of Suplusco Holding B.V. to Key Technology Inc.

                                             1995/1996           1994/1995
                                             ---------           ---------
Bank voor Zeeland loan (withdrawn money):         Dfl.                Dfl.

Withdrawal per March 29, 1995                        -             400.000
Balance per July 1.                                  -                   -
Repayment per June 30.                               -             250.000
Repayment to short term debts and
  accrued liabilities
                                                     -             150.000
                                             ---------           ---------

Owed per June 30.                                    -                   -
                                             =========           =========



Short term debts and accrued liabilities
- ----------------------------------------
                                             June 30, 1996       June 30, 1995
                                             -------------       -------------
                                                      Dfl.                Dfl.

Bank voor Zeeland N.V. current account                   -             310.986
Bank voor Zeeland N.V. current account
(English pounds)                                     2.739                   -
                                             -------------       -------------

                                                     2.739             310.986
                                             =============       =============

The Bank voor Zeeland N.V. provided Suplusco Holding B.V./Superior B.V. with a credit-facility for the current account and quarantees for an amount of Dfl.
700.000. The securities for the credit facility are named by the long term debt (Bank voor Zeeland N.V. loan).


                                             June 30, 1996       June 30, 1995
                                             -------------       -------------
Taxes and social securities:                          Dfl.                Dfl.

Corporate income tax                             1.652.706           1.046.310
Employee income tax and social security
  charges                                           15.024              64.197
                                             -------------       -------------

                                                 1.667.730           1.110.507
                                             =============       =============

                                             June 30, 1996       June 30, 1995
                                             -------------       -------------
Other accrued liabilities:                            Dfl.                Dfl.

Commissions                                          7.632                   -
Temporary hired help                                 6.431               9.067
Materials                                           20.809              19.858
Credit insurance                                     3.363               9.663
Audit costs                                         12.500              12.146
Energy                                               4.448               5.531
Welding machine                                          -               3.000
Bank interest                                       27.139               7.654
Costs industrial insurance board                         -              10.435
S.V.U.M./pension premiums                                -              46.122
Additional industrial disability insurance premiums      -               7.655
Interest loans:
- - A. Murre Investments B.V.                              -               3.125
- - W.P. de Pundert Investments B.V.                       -               3.125
- - T.O.P. Beheer B.V.                                     -              16.063
Property charges building                                -                 358
Bank voor Zeeland N.V. repayment loan               75.000             150.000
Other accounts to be paid                            3.438                   -
                                             -------------       -------------

                                                   160.760             303.802
                                             =============       =============

PROFIT AND LOSS ACCOUNT

Wages and salaries
- ------------------
                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   ----------------
                                                      Dfl.               Dfl.

Wages and salaries                               1.249.832          1.580.941
                                             =============   ================

The average  number of  employees  during the period of report was 20 (last year
17).



Social charges
- --------------
                                             July 1, 1995-  November 26, 1993
                                             June 30, 1996  - June 30, 1995
                                             -------------  -----------------
                                                      Dfl.               Dfl.

Social security contributions                      158.167            163.870
Less: received sick pay                                  -              4.925
      received unemployment payments                     -             10.429
                                            --------------  -----------------

                                                   158.167            148.516
                                            ==============  =================

The pension charge was Dfl. 28.727 (previous period Dfl. 42.840).


Depreciation of intangible and tangible fixed assets

                                             July 1, 1995-  November 26, 1993
                                             June 30, 1996  - June 30, 1995
                                             -------------- -----------------
Intangible fixed assets:                              Dfl.               Dfl.

Goodwill                                           244.333             66.000
                                             -------------  -----------------

                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Tangible fixed assets:                                Dfl.                Dfl.

Machines and installations                         112.961             158.240
Buildings                                           20.750              23.653
                                             -------------  ------------------

                                                   133.711             181.893
                                                   -------             -------
                                             -------------  ------------------

                                                   378.044             247.893
                                             =============  ==================





Other company costs
                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Costs of housing:                                     Dfl.                Dfl.

Insurance                                            7.486                   -
Rent premises                                            -             250.000
Maintenance premises                                 6.064               5.613
Utilities                                           70.247             122.497
Property charges                                     2.011               5.039
Other costs of housing                               1.173                 172
                                             -------------   -----------------

Total costs of housing                              86.981             383.321
                                              ------------    ----------------

                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Costs of sales:                                       Dfl.                Dfl.

Advertising costs                                   16.429              19.785
Costs stock exchange                                21.093              19.798
Costs of cars                                        2.924               6.613
Mileage allowance                                   68.414              59.349
Representation costs                                 7.465              15.593
Travel expenses                                     26.914              16.324
Other costs of sales                                   165               6.299
                                             -------------  ------------------

Total costs of sales                               143.404             143.761
                                              ------------   -----------------




                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Production costs:                                     Dfl.                Dfl.


Temporary hired help/activities executed
by third parties                                   459.019             954.914
Maintenance machines and installations              22.576              71.057
Small tools                                          5.113              10.596
Gas and oxygen                                       8.739              19.951
Glass beads                                         30.000              48.737
Transportation costs                                     -               8.878
Auxiliaries                                         26.526              47.508
Industrial clothing                                  9.396               7.782
Maintenance forklift trucks                            908                 601
Costs of cars                                       22.051              15.817
Mileage allowance                                      666              17.675
Costs drawing room                                  14.387              35.063
Travel expenses                                     34.402              18.052
Costs waste removal                                  6.190              12.357
Other production costs                                 150                  84
                                             -------------   -----------------

Total production costs                             640.123           1.269.832
                                              ------------    ----------------

                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
General costs:                                        Dfl.                Dfl.

Foundation costs/notary costs                        2.525               4.483
Office supplies                                     11.213               6.861
Printed matter                                      11.303               9.205
Automatization                                       5.613               4.422
Maintenance office inventory                           848               2.258
Membership fees and subscription                     2.275               4.558
Advertising costs                                        -                 246
Telephone and telefax                               24.711              41.501
Postage                                              8.784              10.430
Audit costs                                         22.645              31.072
Consultancy fees                                    23.997              18.618
Depreciation dubious debtors                       135.406               8.790
Provision dubious debtors                                -              70.000
Insurance                                           20.558              48.760
Credit insurance                                    51.873              84.088
Costs of cafeteria                                   6.907              11.918
Cleaning costs                                      11.431              13.384
Banking costs                                        7.631              10.868
Book profit tangible fixed assets                        -             -13.080
Other general costs                                  4.103              20.912
                                             -------------   -----------------

Total general costs                                351.823             389.294
                                              ------------    ----------------
                                             -------------   -----------------

Total other company costs                        1.222.331           2.186.208
                                             =============   =================



Financial result
- ----------------
                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
                                                      Dfl.                Dfl.

Income from interest                                     -              13.671
Costs of interest                                  192.573              87.023
                                             -------------   -----------------

Total financial result                            -192.573             -73.352
                                             =============   =================

                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Income from interest:                                 Dfl.                Dfl.

IRS                                                      -                  60
Loan to T.O.P. Beheer B.V.                               -              13.611
                                             -------------   -----------------

                                                         -              13.671
                                             =============   =================



                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Costs of interest:                                    Dfl.                Dfl.

KSK (J. Kuhnen)                                      5.833                   -
Banks                                               24.028              43.173
Creditors                                                -                 486
Loan Bank voor Zeeland N.V.                         76.500                   -
Costs mortgage deed                                      -              11.051
Commission on loans                                      -              10.000
Interest loans:
 . T.O.P. Beheer B.V.                                64.250              16.063
 . A, Murre Investments B.V.                         10.981               3.125
 . W.P. de Pundert Investments B.V.                  10.981               3.125
                                             -------------   -----------------

                                                   192.573              87.023
                                             =============   =================





Extraordinary result
- --------------------
                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
                                                      Dfl.                Dfl.

Extraordinary profits                              102.098           1.120.375
Extraordinary losses                                     -             166.165
                                             -------------   -----------------

Extraordinary result                               102.098             954.210
                                             =============   =================

                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Extraordinary profits:                                Dfl.                Dfl.

Release provision dubious debtors                        -             735.452
Release provision stock                                  -             340.000
Subsidies W.B.S.O./St. O.O.M.T.                     85.650              44.923
Other extraordinary profits                         16.448                   -
                                             -------------   -----------------

                                                   102.098           1.120.375
                                             =============   =================


                                             July 1, 1995-   November 26, 1993
                                             June 30, 1996   - June 30, 1995
                                             -------------   -----------------
Extraordinary losses:                                 Dfl.                Dfl.

Evacuation costs, because of flooding                    -              13.081
Loss and work in process                                 -             153.084
                                             -------------   -----------------

                                                         -             166.165
                                             =============   =================


Beusichem, August 20, 1996

The management board,



R.C. van Beem

Company balance sheet as at June 30, 1996



                                   June 30, 1996                 June 30, 1995
                                   -------------                 -------------
                                            Dfl.                          Dfl.
ASSETS
- ------

Fixed assets
- ------------
Intangible fixed assets                  900.000                     1.140.000

Tangible fixed assets                  1.849.950                     1.870.700

Financial fixed assets                 1.020.118                       537.991


Current assets
- --------------
Accounts receivable
  Taxes                         -                       2.908
  Other accounts
    receivable              6.344                       1.653
                         --------                    --------
                                          6.344                          4.561

Cash                                      3.741                              -
                                  -------------                  -------------

Total                                 3.780.153                      3.553.252
                                  =============                  =============

                                   June 30, 1996                 June 30, 1995
                                   -------------                 -------------
                                            Dfl.                          Dfl.

LIABILITIES
- -----------

Shareholders' equity
- --------------------
Share capital              61.000                      61.000
Share premium reserve     189.000                     189.000
General reserve           972.484                      75.777
                         --------                    --------
                                       1.222.484                       325.777


Long term debts
- ---------------
T.O.P. Beheer B.V.
  subordinated loan     1.285.000                   1.285.000
A. Murre Investments B.V.
  subordinated loan       175.000                     250.000
W.P. de Pundert
  Investments B.V.
  subordinated loan       175.000                     250.000
Bank voor Zeeland N.V.
  loan                    825.000                     900.000
                        ---------                   ---------
                                       2.460.000                     2.685.000


Short term debts and
  accrued liabilities
- ---------------------
Bank voor Zeeland N.V.
  current account               -                     279.915
Other accrued liabilities  97.669                     262.560
                        ---------                   ---------
                                          97.669                       542.475

                                   -------------                 -------------

Total                                  3.780.153                     3.553.252
                                   =============                 =============

Company profit and loss account for the period July 1, 1995 up to and including June 30, 1996

                                    July 1,  1995                July 1, 1994
                                   -June 30, 1996                -June 30, 1995
                                   --------------                --------------
                                             Dfl.                          Dfl.

Received rent                             250.000                        62.500


Depreciation of intangible
  and tangible fixed
  assets                  260.750                      83.653
Other company costs        12.103                       6.862
                         --------                    --------

Total costs                               272.853                        90.515
                                   --------------                --------------

Operating result                          -22.853                       -28.015

Financial result                         -177.567                       -74.199
                                   --------------                --------------

Result before taxation                   -200.420                      -102.214

Taxation on result                              -                             -
                                   --------------                --------------

Result from ordinary activities after
taxation                                 -200.420                      -102.214

Result participations after taxation
                                        1.097.127                       177.991
                                   --------------                --------------

Net profit                                896.707                        75.777
                                   ==============                ==============

Notes to the company balance sheet and the company profit and loss account


GENERAL
- -------

Activities
- ----------
The activities of the company mainly consist of the participation in and financing of other companies. They also rent out buildings to other companies.


ACCOUNTING PRINCIPLES-GENERAL
- -----------------------------

The financial statements are prepared under the historical cost convention. Unless stated otherwise assets and liabilities are stated at face value.
Income and expenses are accounted for on accrual basis. Profit is only included when realised. Losses and risks originating before the end of the financial year are taken into account if they have become known before preparation of the financial statements.


TRANSLATION OF FOREIGN CURRENCY
- -------------------------------

Monetary assets and liabilities denominated in foreign currency are translated at the exchange rates prevailing at balance sheet date. Transactions in foreign currency during the financial year are included in the financial statements at average rate. Exchange differences resulting are taken to the profit and loss account.


PRINCIPLES FOR THE VALUATION OF ASSETS AND LIABILITIES
- ------------------------------------------------------

Intangible fixed assets
- -----------------------
The intangible fixed assets have been evaluated on purchase price. Depreciations are accounted on a straight line base over five years.

Tangible fixed assets
- ---------------------
Tangible fixed assets are stated at purchase of production price less accumulated depreciation. Depreciation is based on the estimated useful live and calculated as a fixed percentage of cost, taking into account any residual value. Depreciation is provided from the date an asset comes into use.

Financial fixed assets
- ----------------------
The participations included in the financial fixed assets have been evaluated on net capital value calculated in accordance with the principles of the parent company. Occurring revaluations are added to the general reserve by way of the result.

Accounts receivable, long  term debts, short term  debts and accrued liabilities
- --------------------------------------------------------------------------------
The accounts receivable, long term debts, short term debts and accrued liabilities have been included against nominal value; possible dubious claims have been submitted to a devaluation based on individual assessment.


PRINCIPLES FOR DETERMINATION OF RESULTS
- ---------------------------------------

The result is determined as being the difference between the net turnover and the related costs in the year of reported on, taking into consideration the valuation principles as mentioned before. The profits are accounted for in the year in which goods and services were delivered and executed. The losses on transactions are accounted for in the year in which they are foreseeabel. Costs are to the account of the result of the year they relate to. Taxes are calculated on the commercial result, taking into account fiscal facilities and limitations.

NOTES TO THE SPECIFIC ITEMS ON THE BALANCE SHEET AND THE PROFIT AND LOSS ACCOUNT AND OTHER DISCLOSURES

BALANCE SHEET

Intangible fixed assets
- -----------------------
                                                           1996            1995
                                                     ----------      ----------
Goodwill participation Superior B.V.:                      Dfl.            Dfl.

Paid goodwill at March 29, 1995 at take-over
shares Superior B.V.                                          -       1.200.000
Balance per July 1, 1995                              1.140.000               -
Depreciation 20% per annum                             -240.000         -60.000
                                                     ----------      ----------

Balance per June 30.                                    900.000       1.140.000
                                                     ==========      ==========



Tangible fixed assets
- ---------------------
                                                           1996            1995
                                                     ----------      ----------
Building:                                                  Dfl.            Dfl.

Purchase price March 29, 1995                                 -       1.894.353
Book value July 1, 1995                               1.870.700               -
Depreciations                                            20.750          23.653
                                                     ----------      ----------

Bookvalue June 30.                                    1.849.950       1.870.700
                                                     ==========      ==========


Cumulative depreciations per June 30                     44.403          23.653
                                                     ==========      ==========


Financial fixed assets
- ----------------------
                                                           1996            1995
                                                     ----------      ----------
Shares Superior B.V.:                                      Dfl.            Dfl.

Purchase shares at March 29, 1995                             -       1.800.000
Balance per July 1, 1995                                537.991               -
Minus: received dividend                                615.000       1.440.000
                                                     ----------      ----------

                                                        -77.009         360.000
Plus result                                           1.097.127         177.991
                                                     ----------      ----------

Balance per June 30.                                  1.020.118         537.991
                                                     ==========      ==========

Accounts receivable
- -------------------
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
                                                           Dfl.            Dfl.

Taxes (V.A.T.)                                                -           2.908
                                                  =============   =============


                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
Other accounts receivable:                                 Dfl.            Dfl.

Prepaid property charges                                      -           1.653
Other prepayments                                         6.344               -
                                                  -------------   -------------

                                                          6.344           1.653
                                                  =============   =============



Cash
- ----
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
                                                           f000            f000

Bank voor Zeeland N.V. current account                    3.741               -
                                                  =============   =============



Shareholders' equity
- --------------------
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
                                                           Dfl.            Dfl.

Share capital                                            61.000          61.000
                                                  =============   =============

The corporated capital amounts to Dfl. 200.000, that is 2.000 shares of nominally Dfl. 100 of which 610 shares are placed and paid up at the moment.

The placed shares are in the possession of the incorporated companies:
Robs-Roiz B.V.                            488 shares
Arentsen B.V.                              61 shares
Hagrocom B.V.                              61 shares

                                                          1996             1995
                                                     ---------       ----------
Share premium reserve:                                    Dfl.             Dfl.

Deposited share premium at placement
  shares at March 29, 1995                             189.000          189.000
                                                     =========       ==========


                                                          1996             1995
                                                     ---------       ----------
General reserve:                                          Dfl.             Dfl.

Balance per July 1.                                     75.777                -
Result bookyear                                        896.707           75.777
                                                     ---------       ----------

Balance per June 30.                                   972.484           75.777
                                                     =========       ==========


Short term debts and accrued liabilities
- ----------------------------------------
                                                 June 30, 1996    June 30, 1995
                                                 -------------    -------------
Other accrued liabilities:                                Dfl.             Dfl.

Rent Superior B.V., paid in advance                          -           87.500
Bank voor Zeeland N.V. interest current account            636            2.389
Interest loans:
- - A. Murre Investments B.V.                                  -            3.125
- - W.P. de Pundert Investments B.V.                           -            3.125
- - T.O.P. Beheer B.V.                                         -           16.063
Property charges building                                    -              358
Bank voor Zeeland N.V. repayment loan                   75.000          150.000
Bank voor Zeeland N.V. interest loan                    19.125                -
Other accounts to be paid                                2.908                -
                                                 -------------    -------------

                                                        97.669          262.560
                                                 =============    =============

PROFIT AND LOSS ACCOUNT


Received rent
- -------------
                                                  July 1, 1995-   July 1, 1994-
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
                                                           Dfl.            Dfl.

Received rent Superior B.V.                             250.000          62.500
                                                  =============   =============


Depreciations on intangible and tangible fixed assets
- -----------------------------------------------------

                                                  July 1, 1995-   July 1, 1994-
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
                                                           Dfl.            Dfl.

Goodwill                                                240.000          60.000
Building                                                 20.750          23.653
                                                  -------------   -------------

                                                        260.750          83.653
                                                  =============  ==============



Other company costs
- -------------------
                                                  July 1, 1995-   July 1, 1994-
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
Costs of housing:                                          Dfl.            Dfl.

Insurance                                                 7.485              23
Property charges                                          2.011           2.012
                                                  -------------   -------------

Total costs of housing                                    9.496           2.035
                                                   ------------    ------------

                                                  July 1, 1995-   July 1, 1994-
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
General costs:                                             Dfl.            Dfl.

Foundation costs/notary costs                             2.525           4.483
Membership fees and subscriptions                            82              98
Advertising costs                                             -             246
                                                  -------------   -------------

Total general costs                                       2.607           4.827
                                                   ------------    ------------
                                                  -------------   -------------

Total other company costs                                12.103           6.862
                                                  =============   =============



Financial result
- ----------------
                                                  July 1, 1995-   July 1, 1994-
                                                  June 30, 1996   June 30, 1995
                                                  -------------   -------------
Financial costs:                                           Dfl.            Dfl.

Costs mortgage deed                                           -          11.051
Commission on loans Bank voor Zeeland B.V.                    -          10.000
Interest current account Bank voor Zeeland N.V.          14.855           3.618
Interest loans:
 . loans Bank voor Zeeland N.V.                           76.500          27.217
 . T.O.P. Beheer B.V.                                     64.250          16.063
 . A. Murre Investments B.V.                              10.981           3.125
 . W.P. de Pundert Investments B.V.                       10.981           3.125
                                                 --------------   -------------

                                                        177.567          74.199
                                                 ==============   =============

ADDITIONAL INFORMATION
- ----------------------


AUDITORS' REPORT
- ----------------

Reference is made to the auditor's report as included hereinafter.


PROPOSED PROFIT  ALLOCATION FOR THE PERIOD JULY 1, 1995 UP TO AND INCLUDING JUNE
- --------------------------------------------------------------------------------
30, 1996
- --------

With regard to the profit allocation there is a statutory provision (article 16) that reads as follows:

1. The profits are at the disposal of the general meeting in compliance with what is determined hereafter in this article.
2.a. The firm can only make payments to the shareholders and other parties entitled to the part of the profits than can be paid out as far as the shareholder's equity is bigger than the deposited and demanded part of the equity increased with the reserves that must be legally maintained.
2.b. Payments of profits are made after the  assessment  of the annual  account, that shows that the payments are permitted.
2.c. No profit on shares is paid to the firm.
3. At the calculation of the division of the profits the shares that are held by the firm in its own equity do not count, unless these shares are encumbered with a usufruct or certificates of this have been issued with the cooperation of the firm.
4. The firm can only make payments between times if the requirements of the second part under "a" have been met.


INCORPORATION RESULTS
- ---------------------

The balance of profit on the period 1995/1996 amounts to Dfl. 946.263. Anticipation on the decision in the meeting of shareholders we propose to use the profit on this period in favour of the general reserve.

To the management board of
Suplusco Holding B.V.
Beyerdstraat 14
4112 NE  BEUSICHE




August 20, 1996                                     J.J.M. Dekker RA



AUDITOR'S REPORT
- ----------------

Introduction
- ------------
In accordance with your instructions we have audited the 1995/1996 financial statements of B.V. at Beusichem. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Scope
- -----
We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion
- -------
In our opinion, the financial statements of Suplusco Holding B.V. give a true and fair view of the financial position of the company as of June 30, 1996 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in Part 9, Book 2 of the Netherlands Civil Code.

Deloitte & Touche
Enschede, Netherlands

                          RECONCILIATION TO U.S. GAAP
                          ---------------------------
                                  (Unaudited)

     These audited financial statements are prepared in conformance with Generally Accepted Accounting Principles ("GAAP") of the Netherlands. To the knowledge of the Registrant, there would be no significant adjustments to these financial statements if U.S. GAAP were to be applied except: (1) Netherlands GAAP does not require a Statement of Cash Flows (see attached unaudited
Condensed Consolidated Cash Flow Statement), (2) certain items have been classified as extraordinary items according to Netherlands GAAP, which would not be so classified under U.S. accounting principles, and (3) certain production costs have been classified as Other Production Costs rather than Cost of Goods Sold, which does not impact net income.

                             Suplusco Holding B.V.
                   Condensed Consolidated Cash Flow Statement
                   ------------------------------------------
                        For the year ended June 30, 1996
                              (in Dutch guilders)

Net Profit                                                              896,707
Plus: expenses not requiring cash                                       378,044
Changes in working capital
     Accrued taxes                                557,223
     Inventories and work-in-process             (379,381)
     Customer down payments                      (343,716)
     Bank -current accounts                      (308,247)
     Trade creditors                             (192,619)
     Other accrued liabilities                   (143,042)
     Accounts receivable                           70,574
                                                 ---------
Net change in working capital                                          (739,208)
                                                                       ---------
         Cash flow from operations                                      535,543

Investment in property, plant & equip., net                             (32,914)

Financing, net of retirements                                          (225,000)
                                                                       ---------

Net increase in cash                                                    277,629

Cash, beginning of year                                                 300,080
                                                                       ---------

Cash, end of year                                                       577,709
                                                                       =========

Item 7 (b)

          Pro Forma Financial Information

7


                              KEY TECHNOLOGY, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Key Technology Inc. illustrate the effects of Key Technology's acquisition of 100% of the outstanding stock of Suplusco Holding B.V. (Suplusco) and its wholly-owned subsidiary, Superior B.V. (Superior). Assets and liabilities denominated in a foreign currency are translated to U.S. dollars at the exchange rate on the balance sheet date. Revenues, costs, and expenses are translated using an average rate.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet is prepared as of June 30, 1996 and illustrates the effects of the acquisition of Suplusco as if it had occurred on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Earnings are prepared for the nine months ended June 30, 1996 and for the year ended September 30, 1995 and illustrate the effects of the acquisition of Suplusco as if they had occurred at the beginning of each of the periods.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of Key Technology, Inc., which are incorporated herein by reference, the historical financial statements of Suplusco, which are incorporated herein, and the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to be indicative of actual operating results or financial position had the transaction occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position that may be attained in the future.

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 1996
- -------------------------------------------------------------------------------


                                                    Key                Suplusco           Pro Forma            Pro Forma
                                              Technology, Inc.       Holding B.V.        Adjustments          Consolidated
                                              ----------------       ------------        -----------          ------------
                                                                     (in thousands, in U.S. Dollars)

Assets
- ------
Current assets:
   Cash and cash equivalents                       $  6,609           $  338            (1) $(2,322)            $ 3,675
                                                                                        (2)    (950)
   Short-term investments                             5,667                -                      -               5,667
   Trade accounts receivable, net                     7,040              895                      -               7,935
   Inventories:
       Raw materials                                  4,736              455                      -               5,191
       Work-in-process and                            6,310              255                      -               6,565
              sub-assemblies
       Finished goods                                 1,694               96                      -               1,790
                                                   --------           ------            -----------             -------
         Total inventories                           12,740              806                      -              13,546
   Other current assets                               1,216                -                      -               1,216
                                                   --------           ------            -----------             -------
Total current assets                                 33,272            2,039                 (3,272)             32,039
Property, plant and equip., net                       5,087            1,231            (1)   1,302               7,620
Goodwill                                                  -              532            (1)   1,075               1,607
Other assets                                          1,168                -                      -               1,168
                                                   --------           ------            -----------             -------
     Total                                         $ 39,527           $3,802               $   (895)            $42,434
                                                   ========           ======            ===========             =======

Liabilities and Shareholders' Equity
- ------------------------------------
Current liabilities:
   Accounts payable and accrued                    $  8,033           $1,298               $      -             $ 9,331
          liabilities
   Customer deposits                                  4,783              256                      -               5,039
   Other current liabilities                            536               94            (1)     290                 920
                                                   --------           ------            -----------             -------
Total current liabilities                            13,352            1,648                    290              15,290
Long-term debt                                          541            1,439            (1)     480               1,510
                                                                                        (2)    (950)
Other long-term liabilities                             443                -                     -                  443
Total shareholders' equity                           25,191              715            (1)    (715)             25,191
                                                   --------           ------            -----------             -------
     Total                                         $ 39,527           $3,802               $   (895)            $42,434
                                                   ========           ======            ===========             =======


     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 1996
- -------------------------------------------------------------------------------

Adjustments

(1) To record the acquisition (cash and deferred payments) and adjust the purchased assets to fair market value, including the recognition of goodwill.

(2)  To record the retirement of certain Suplusco debt at closing.

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE NINE MONTHS ENDED JUNE 30, 1996
- -------------------------------------------------------------------------------

                                                    Key                Suplusco           Pro Forma            Pro Forma
                                              Technology, Inc.       Holding B.V.        Adjustments          Consolidated
                                              ----------------       ------------        -----------          ------------
                                                    (in thousands, in U.S. Dollars, except share and per share data)

Net sales                                         $34,498               $3,087              $     -              $37,585
Cost of sales                                      20,842                1,828           (1)     96               22,766
                                                  -------               ------           ----------              -------
Gross profit                                       13,656                1,259                  (96)              14,819
Total operating expenses                           10,803                  440                    -               11,243
                                                  -------               ------           ----------              -------
Income from operations                              2,853                  819                  (96)               3,576
Other income (expense)                                546                 (153)          (2)    (23)                 409
                                                                                         (3)     39
                                                  -------               ------           ----------              -------
Earnings before income taxes                        3,399                  666                  (80)               3,985
Income tax expense                                   (912)                (280)          (4)     27               (1,165)
                                                  -------               ------           ----------              -------
Net earnings                                      $ 2,487               $  386              $   (53)             $ 2,820
                                                  =======               ======           ==========              =======

Net earnings per share                            $   .54                                                        $   .61
                                                  =======                                                        =======
Weighted average common and common
  equivalent shares outstanding                 4,651,000                                                      4,651,000
                                                =========                                                      =========



  See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE NINE MONTHS ENDED JUNE 30, 1996
- -------------------------------------------------------------------------------


Adjustments

(1) To record the depreciation associated with the adjustment of assets to fair market value and adjust the depreciation period of existing Machinery and Equipment and Buildings, to a period of 7 years and 40 years, respectively.

(2) To record the amortization of goodwill generated by the acquisition over a period of 10 years.

(3) To reduce interest expense for the retirement of certain Suplusco debt at closing.

(4)  To record the income tax effect of the pro forma adjustments.

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED SEPTEMBER 30, 1995
- -------------------------------------------------------------------------------

                                                    Key                Suplusco           Pro Forma            Pro Forma
                                              Technology, Inc.       Holding B.V.        Adjustments          Consolidated
                                              ----------------       ------------        -----------          ------------
                                                    (in thousands, in U.S. Dollars, except share and per share data)

Net sales                                          $42,653               $4,699              $    -              $47,352
Cost of sales                                       25,063                3,437          (1)    119               28,619
                                                   -------               ------          ----------              -------
Gross profit                                        17,590                1,262                (119)              18,733
Total operating expenses                            13,638                  572                   -               14,210
                                                   -------               ------          ----------              -------
Income from operations                               3,952                  690                (119)               4,523
Other income (expense)                               1,175                 (156)         (2)    (27)               1,012
                                                                                         (3)     20
                                                   -------               ------          ----------              -------
Earnings before income taxes                         5,127                  534                (126)               5,535
Income tax expense                                  (1,589)                (189)         (4)     43               (1,735)
                                                   -------               ------          ----------              -------
Net earnings                                       $ 3,538               $  345              $  (83)             $ 3,800
                                                   =======               ======          ==========              =======


Net earnings per share                             $   .76                                                       $   .82
                                                   =======                                                       =======
Weighted average common and common
equivalent
    shares outstanding                           4,639,000                                                     4,639,000
                                                 =========                                                     =========



 See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings

KEY TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED SEPTEMBER 30, 1995
- -------------------------------------------------------------------------------

Adjustments

(1) To record the depreciation associated with the adjustment of assets to fair market value and adjust the depreciation period of existing Machinery and Equipment and Buildings, to a period of 7 years and 40 years, respectively.

(2) To record the amortization of goodwill generated by the acquisition over a period of 10 years.

(3) To reduce interest expense for the retirement of certain Suplusco debt at closing for the applicable time period the debt was outstanding.

(4)  To record the income tax effect of the pro forma adjustments.

Item 7 (c)    Exhibits

                                 EXHIBIT INDEX


          2.1(1) Stock Purchase  Agreement,  dated as of July 1, 1996, among the
               Company and the selling stockholders (omitting all schedules and exhibits)

          23 Consent of Deloitte & Touche, Registered Accountants, Enschede, Netherlands

          99   Press Release
- -----------------------------------
(1)  Exhibit 2.1 to Form 8-K filed on July 16, 1996.